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                                                                    Exhibit 99.1

                                S&W X-RAY, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Joseph E. Miller, Jr. and George R. Privitera as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of S&W X-Ray, Inc. held of record by the undersigned on August 10, 1997, at the Special Meeting of Stockholders to be held on _______, 1997.

    1. PROPOSAL TO: (i) approve the Agreement and Plan of Merger, dated as of August 12, 1997 (the "Merger Agreement"), by and among S&W X-Ray, Inc. ("S&W"), Physician Sales & Service, Inc. ("PSS"), and Diagnostic Imaging, Inc., a wholly owned subsidiary of PSS ("DI"), pursuant to which, among other matters, (a) S&W will merge with and into DI (the "Merger") and (b) each outstanding share of S&W Common Stock will be converted into the right to receive and the contingent right to receive shares of common stock of PSS; (ii) approve the Escrow Agreement (the "Escrow Agreement") by and between PSS and the Stockholder Representative; and (iii) appoint Joseph E. Miller, Jr., Bruce P. Ashby and the S&W X-Ray, Inc. Employee Stock Ownership Trust as the Stockholder Representatives in accordance with the Escrow Agreement, all as more fully described in the accompanying Proxy Statement-Prospectus.

            FOR  [_]         AGAINST  [_]         ABSTAIN  [_]

    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
    HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                   If a corporation, please sign in full
                                   corporate name by President or other
                                   authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        DATED:                    , 1997
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                                        Signature

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                                        Signature if held jointly